Exhibit 99.1

Cerecor Reports Q1 2020 Results and Update

-Significantly Improved Cash Position and Balance Sheet
-Closed Aevi Merger; Transformed into Orphan and Rare Disease Biotech

ROCKVILLE, MD – May 07, 2020 -- Cerecor Inc. (NASDAQ: CERC), a biopharmaceutical company focused on becoming a leader in development and commercialization of treatments for rare pediatric and orphan diseases, today announced first quarter results for 2020. The Company significantly improved its balance sheet as a result of an appreciation in an investment and as a result of an income tax receivable from the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act which are expected to generate cash proceeds of $15 million in the second quarter ($12.8 million of which has already been realized).

“I am extremely proud of the team as we have merged seamlessly across the business. We are poised to deliver on numerous milestones from our clinical programs and have strengthened our balance sheet with significant non-dilutive financing. I firmly believe we continue to do all the right things to put us in a good position, especially with our clinical programs, heading into the second quarter,” said Mike Cola, Chief Executive Officer of Cerecor.

Q1 Highlights and Business Update

•	Initiated biomarker study to evaluate the role of LIGHT in the development of Acute Respiratory Distress Syndrome (“ARDS”) and Acute Lung Injury (“ALI”) in hospitalized COVID-19 patients

•	Dr. Sol Barer joined Board of Directors and was appointed Chairman of the Board

•	Appointed Dr. Suzanne Bruhn and Mr. Joseph Miller to the Board

•	Closed merger with Aevi Genomic Medicine, increasing pipeline to six clinical assets

Q1 Financial Update

The Company increased its cash as of March 31, 2020 by $2.1 million as compared to December 31, 2019, largely as a result of a registered direct offering in February 2020 and a private placement with Armistice in March 2020, partially offset by transaction costs and other operating expenses.

Cerecor recognized $25.5 million of acquired in-process research and development (“IPR&D”) expense during the quarter related to the clinical assets acquired as part of the Aevi merger, which was the primary driver of the increase in operating expenses, net loss and net loss per share. The IPR&D expense was partially offset by a $7 million increase in the change in fair value of an investment driven by a significant increase in its stock price. A $2.2 million discrete tax benefit recorded in the quarter, as a result of the CARES Act, will allow the Company to recover taxes paid on income generated in 2017 through net operating losses incurred subsequent to that date.

Condensed Consolidated Balance Sheets

	March 31, 2020 (a)	December 31, 2019 (a)
	(unaudited)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$5,659	$3,609
Accounts receivable, net	2,195	1,002
Other receivables	2,064	4,241
Inventory, net	16	21
Prepaid expenses and other current assets	777	707
Restricted cash, current portion	65	17
Investment in Aytu	14,709	7,629
Current assets of discontinued operations	—	498
Total current assets	25,485	17,724
Property and equipment, net	1,417	1,448
Intangible assets, net	2,696	2,426
Goodwill	14,409	14,409
Restricted cash, net of current portion	113	102
Total assets	$44,120	$36,109
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,726	$2,078
Accrued expenses and other current liabilities	6,194	5,640
Income taxes payable	—	552
Current liabilities of discontinued operations	6,410	3,891
Total current liabilities	15,330	12,161
Royalty obligation	2,000	—
Deferred tax liability, net	107	86
Other long-term liabilities	1,094	1,112
Long-term liabilities of discontinued operations	—	1,755
Total liabilities	18,531	15,114
Stockholders’ equity:
Common stock—$0.001 par value; 200,000,000 shares authorized at March 31, 2020 and December 31, 2019; 59,560,252 and 44,384,222 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	60	44
Preferred stock—$0.001 par value; 5,000,000 shares authorized at March 31, 2020 and December 31, 2019; 1,257,143 and 2,857,143 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	1	3
Additional paid-in capital	160,936	135,239
Accumulated deficit	(135,408)	(114,291)
Total stockholders’ equity	25,589	20,995
Total liabilities and stockholders’ equity	$44,120	$36,109

(a) The condensed consolidated balance sheets as of March 31, 2020 and December 31, 2019 have been derived from the reviewed and audited financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31,
	2020 (a)	2019 (a)
	(in thousands, except per share data)
Revenues:
Product revenue, net	$2,754	$2,576
Total revenues, net	2,754	2,576

Operating expenses:
Cost of product sales	66	752
Research and development	4,768	3,401
Acquired in-process research and development	25,549	—
General and administrative	2,676	2,676
Sales and marketing	677	396
Amortization expense	431	335
Change in fair value of contingent consideration	—	21
Total operating expenses	34,167	7,581
Loss from continuing operations	(31,413)	(5,005)
Other income (expense):
Change in fair value of Investment in Aytu	7,080	—
Change in fair value of warrant liability and unit purchase option liability	11	(48)
Other expense, net	—	(9)
Interest income, net	10	30
Total other income (expense), net from continuing operations	7,101	(27)
Loss from continuing operations before taxes	(24,312)	(5,032)
Income tax (benefit) expense	(2,157)	130
Loss from continuing operations	$(22,155)	$(5,162)
Income (loss) from discontinued operations, net of tax	1,038	(2,292)
Net loss	$(21,117)	$(7,454)

Net (loss) income per share of common stock, basic and diluted:
Continuing operations	$(0.36)	$(0.09)
Discontinued operations	0.02	(0.04)
Net loss per share of common stock, basic and diluted	$(0.34)	$(0.13)

Net (loss) income per share of preferred stock, basic and diluted:
Continuing operations	$(1.78)	$(0.46)
Discontinued operations	0.08	(0.21)
Net loss per share of preferred stock, basic and diluted	$(1.70)	$(0.67)

(a) The unaudited condensed consolidated statements of operations for the three months ended March 31, 2020 and 2019 have been derived from the reviewed financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

2020 Outlook

The 2020 organizational focus is driving clinical development programs towards key milestones:

•	CERC-800s (CERC-801, CERC-802 and CERC-803) anticipate initial data readout from the CDG-FIRST Trial within the 1st Half of 2020

•	CERC-002 (anti-LIGHT mAb) being developed for Pediatric-onset Crohn’s Disease expects initial data readout in Q1 2021 with the moratorium placed on endoscopy from the AGA

•	CERC-007 (anti-IL-18 mAb) being developed for auto-inflammatory diseases (AOSD, MM) expects initial data readout in Q4 2020 to Q1 2021

•	CERC-006 (dual mTOR inhibitor) being developed for complex Lymphatic Malformations anticipates initial data readout within the 1st Half 2021

Actual results might vary materially, whether as a result of market conditions, or other factors, including those described in the “Risk Factors” sections of our SEC filings.

About Cerecor

Cerecor is a biopharmaceutical company focused on becoming a leader in development and commercialization of treatments for rare pediatric and orphan diseases. The Company is advancing an emerging clinical-stage pipeline of innovative therapies.  The Company’s pediatric rare disease pipeline is led by CERC-801, CERC-802 and CERC-803 (“CERC-800 programs”), which are therapies for inborn errors of metabolism, specifically disorders known as Congenital Disorders of Glycosylation (”CDGs”).  The FDA granted Rare Pediatric Disease Designation and Orphan Drug Designation (“ODD”) to all three CERC-800 programs, thus potentially qualifying the Company to receive a Priority Review Voucher (“PRV”) upon approval of a new drug application (“NDA”). The Company is also developing CERC-002, CERC-006 and CERC-007. CERC-007 is an anti-IL-18 monoclonal antibody being developed for the treatment of autoimmune inflammatory diseases such as Adult Onset Stills Disease (“AOSD”) and Multiple Myeloma (“MM”).  CERC-006 is a dual mTOR inhibitor being developed for the treatment of complex Lymphatic Malformations. CERC-002 is an anti-LIGHT monoclonal antibody being developed for the treatment of Pediatric-onset Crohn’s Disease. Cerecor is also exploring the role of LIGHT in patients with COVID-19 induced Acute Respiratory Distress Syndrome ("ARDS") to determine if CERC-002 can treat patients infected by COVID-19 who progress to ARDS.

For more information about Cerecor, please visit www.cerecor.com.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the development of product candidates or products; timing and success of trial results and regulatory review; potential attributes and benefits of product candidates; strategic alternatives for the neurological assets and Millipred; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including: reliance on and integration of key personnel; drug development costs, timing and other risks, including reliance on investigators and enrollment of patients in clinical trials, which might be slowed by the COVID-19 pandemic; regulatory risks; Cerecor's cash position and the need for it to raise additional capital; risks related to potential strategic alternatives for the Company's neurology assets and Millipred; general economic and market risks and uncertainties, including those caused by the COVID-19 pandemic; and those other risks detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries
James Harrell,
Investor Relations
Chief Commercial Officer
Cerecor Inc.
jharrell@cerecor.com
623.439.2220 office